Exhibit (n)

Consent of Independent Registered Public Accounting Firm

Prospect Capital Corporation
New York, New York

We hereby consent to the use in the Prospectus dated September 4, 2007 constituting a part of this Registration Statement of our reports dated September 25, 2006, relating to the financial statements and the effectiveness of internal control over financial reporting of Prospect Energy Corporation, which are contained in that Prospectus.

BDO Seidman, LLP

New York, New York

September 4, 2007